UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 3, 2013

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2013, Newmont Mining Corporation (the “Company”) announced the appointment of Laurie Brlas, age 55, to the role of Executive Vice President and Chief Financial Officer, effective September 9, 2013. In such role, Ms. Brlas will oversee the Company’s global finance, business planning, value assurance, tax, treasury, internal audit, supply chain, information technology and investor relations functions. Ms. Brlas will be taking over the duties of the Chief Financial Officer from Thomas P. Mahoney, who is currently serving as Interim Chief Financial Officer. The Company and its Board of Directors acknowledge the leadership that Mr. Mahoney provided during the interim period and thank him for his many contributions. Mr. Mahoney will resume his role as the Company’s Vice President and Treasurer, effective September 9, 2013.

Ms. Brlas has an extensive accounting and financial background spanning over twenty years in various management positions. Most recently, Ms. Brlas was Executive Vice President and President, Global Operations at Cliffs Natural Resources, Inc. (“Cliffs”), a natural resources company, operating iron ore, thermal coal and metallurgical coal mines in the U.S., Canada and Australia. Previously at Cliffs, Ms. Brlas served as Executive Vice President and Chief Financial Officer from March 2008 until September 2012, Senior Vice President and Chief Financial Officer from November 2007 to March 2008 and Senior Vice President, Chief Financial Officer and Treasurer from December 2006 to November 2007. In her leadership roles with Cliffs, Ms. Brlas oversaw all of finance globally, and at various times oversaw human resources, information technology, business development and corporate strategy. Prior to her service with Cliffs, Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS Corporation, a publicly traded health care services and technology company, from April 2000 to November 2006. Ms. Brlas has been a director of Perrigo Company, a pharmaceutical and healthcare products manufacturer, since August 2003 and has served as Chair of the Audit Committee since October 2004. Her experience also includes leadership positions at OfficeMax, Incorporated and Corning Clinical Laboratories and senior staff accounting positions at Deloitte & Touche LLP. Ms. Brlas earned a degree in Accounting from Youngstown State University and is a Certified Public Accountant and Certified Management Accountant.

In the Executive Vice President and Chief Financial Officer position with the Company, Ms. Brlas will have a base salary of $700,000, and be eligible for annual short-term incentives (cash bonus) and long-term incentives (equity bonus) pursuant to the terms of the Senior Executive Compensation Program of the Company at the E3 level, which includes annual target levels of 100% of base salary for short-term incentives and 375% of base salary for long-term incentives. Ms. Brlas’ cash bonus incentives shall be delivered according to the Company’s incentive programs as described in the Company’s 2013 Annual Proxy Statement, dated March 7, 2013. The long-term equity bonus incentives include both Performance-leveraged Stock Units (“PSUs”) at target levels of 250% of base salary and Strategic Stock Units (“SSUs”) at target levels of 125% of base salary. The PSU and SSU awards shall be delivered according to the terms of the Company’s Senior Executive Compensation Program with the exception that the target number of PSUs will be determined by dividing the target value by the Company’s average stock price for the 3 months prior to the date of hire. Ms. Brlas will be eligible for the Executive Change of Control Plan and the Executive Severance Plan of the Company. In addition, Ms. Brlas will receive a sign-on bonus in the amount of $500,000, within 30 days of beginning employment. If Ms. Brlas voluntarily separates employment from the Company within 24 months of her effective date of hire, she will have an obligation to repay the Company a pro-rated amount of the sign-on bonus equal to 1/24th of the full amount for each month of the 24 months of employment not attained.

There is no other arrangement or understanding between Ms. Brlas and any other persons pursuant to which she was elected as the Executive Vice President and Chief Financial Officer of the Company. Ms. Brlas does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Ms. Brlas has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	News Release dated September 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 3, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated September 3, 2013.